JPMorgan Chase Financial Company LLC	September 2017

Pricing Supplement

Registration Statement Nos. 333-209682 and 333-209682-01

Dated September 22, 2017

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in International Equities

Dual Directional Trigger Jump Securities Based on the Performance of an Equally-Weighted Basket of Four Indices due September 27, 2022

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Dual Directional Trigger Jump Securities will pay no interest and do not guarantee any return of your principal at maturity. At maturity, you will receive for each security that you hold an amount in cash that will vary depending on the performance of the basket, as determined on the valuation date. If the final basket value is greater than or equal to the initial basket value, investors will receive at maturity, for each security, the greater of a cash payment that reflects the basket percent change and an upside payment in addition to the stated principal amount. If the final basket value is less than the initial basket value but by no more than 20%, investors will receive at maturity the stated principal amount of the securities plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 20% return. However, if the basket has declined by more than 20% in value, at maturity investors will be negatively exposed to the full amount of the percentage decline in the basket and will lose 1% of the stated principal amount for every 1% of decline in the value of the basket over the term of the securities. The securities are for investors who seek exposure to an equally weighted basket of the four indices specified below and who are willing to risk their principal and forgo current income in exchange for the upside payment and absolute return features that in each case apply to a limited range of the performance of the basket. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities. The investor may lose some or all of the stated principal amount of the securities.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Basket:	Underlying indices	Bloomberg ticker symbol	Basket weighting
	Hang Seng China Enterprises Index (the “HSCEI Index”)	HSCEI	25%
	KOSPI 200 Index (“the KOSPI2 Index”)	KOSPI2	25%
	MSCI Taiwan Index (the “TAMSCI Index”)	TAMSCI	25%
	MSCI Singapore Free Index (the “SIMSCI Index”)	SIMSCI	25%
We refer to the HSCEI Index, the KOSPI2 Index, the TAMSCI Index and the SIMSCI Index as the underlying indices.
Aggregate principal amount:	$5,000,000
Payment at maturity:	If the final basket value is greater than or equal to the initial basket value, for each $10 stated principal amount security:
$10 + the greater of (a) $10 × basket percent change and (b) the upside payment
If the final basket value is less than the initial basket value but is greater than or equal to the trigger level, for each $10 stated principal amount security:
$10 + ($10 × absolute basket return)
In this scenario, you will receive a 1% positive return on the securities for each 1% negative return on the basket. In no event will this amount exceed the stated principal amount plus $2.00.
If the final basket value is less than the trigger level, for each $10 stated principal amount security:
$10 × basket performance factor
This amount will be less than the stated principal amount of $10 per $10 stated principal amount security and will represent a loss of more than 20%, and possibly all, of your investment.
Upside payment:	$4.725 per $10 stated principal amount security (47.25% of the stated principal amount)
Basket percent change:	(final basket value – initial basket value) / initial basket value
Absolute basket return:	The absolute value of the basket percent change. For example, a -5% basket percent change will result in a +5% absolute basket return.
Trigger level:	80, which is 80% of the initial basket value
Basket performance factor:	final basket value / initial basket value
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below)
Pricing date:	September 22, 2017
Original issue date (settlement date):	September 27, 2017
Valuation date:	September 22, 2022, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” in the accompanying product supplement
Maturity date:	September 27, 2022, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$10.00	$0.25(2)	$9.708
$0.042(3)
Total	$5,000,000.00	$146,000.00	$4,854,000.00

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $0.25 per $10 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.042 for each $10 stated principal amount security

The estimated value of the securities on the pricing date was $9.576 per $10 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-10 of the accompanying product supplement, “Risk Factors” beginning on page US-2 of the accompanying underlying supplement and “Risk Factors” beginning on page 11 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-1-I dated June 3, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

Underlying supplement no. 1-I dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Based on the Performance of an Equally-Weighted Basket of Four Indices due September 27, 2022

Principal at Risk Securities

Terms continued from previous page:
Initial basket value:	100
Final basket value:	The basket closing value on the valuation date
Basket closing value:	The basket closing value on the valuation date will be calculated as follows: 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]
Index return:	With respect to each underlying index: (final index value – initial index value) initial index value
Initial index value:	With respect to each underlying index, the closing level of that underlying index on the pricing date, which was 11,109.00 for the HSCEI Index, 316.71 for the KOSPI2 Index, 389.86 for the TAMSCI Index and 359.00 for the SIMSCI Index
Final index value:	With respect to each underlying index, the closing level of that underlying index on the valuation date
CUSIP / ISIN:	48129J459 / US48129J4590
Listing:	The securities will not be listed on any securities exchange.

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JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Based on the Performance of an Equally-Weighted Basket of Four Indices due September 27, 2022

Principal at Risk Securities

Investment Summary

The Dual Directional Trigger Jump Securities

Principal at Risk Securities

The Dual Directional Trigger Jump Securities Based on the Performance of an Equally-Weighted Basket of Four Indices due September 27, 2022 (the “securities”) can be used:

▪	As an alternative to direct exposure to the underlying indices that provides a potential return equal to the greater of the basket percent change and 47.25% (as reflected in the upside payment of $4.725 per $10 stated principal amount security) if the final basket value is greater than or equal to the initial basket value.
▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario.
▪	To provide an unleveraged positive return in the event of a decline of the basket but only if the final basket value is greater than or equal to the trigger level.

If the final basket value is less than the trigger level, the securities are exposed on a 1-to-1 basis to any percentage decline of the final basket value from the initial basket value. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	5 years
Upside payment:	$4.725 (47.25% of the stated principal amount) per $10 stated principal amount security.
Trigger level:	80% of the initial basket value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None
Basket weightings:	25% for the HSCEI Index, 25% for the KOSPI2 Index, 25% for the TAMSCI Index and 25% for the SIMSCI Index

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying index is an “Index.”

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JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Based on the Performance of an Equally-Weighted Basket of Four Indices due September 27, 2022

Principal at Risk Securities

Key Investment Rationale

The securities offer a potential return at maturity based on full participation in the positive performance of the underlying asset, subject to a contingent minimum return, if the final basket value is greater than or equal to the initial basket value, and provides the opportunity, through the absolute return feature, to earn a positive return at maturity for a limited range of negative performance of the underlying asset. At maturity, if the underlying asset is flat or has appreciated, investors will receive the stated principal amount of their investment plus the performance of the underlying asset, subject to the contingent minimum return. At maturity, if the underlying asset has depreciated in value but by no more than 20%, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline in the underlying asset, which will effectively be limited to a positive 20% return. However, at maturity, if the underlying asset has depreciated in value by more than 20%, investors will be negatively exposed to the full amount of the percentage decline in the underlying asset and will lose 1% of the stated principal amount for every 1% of decline, without any buffer. Investors may lose some or all of the stated principal amount of the securities.

Absolute Return Feature	The securities offer investors an opportunity to earn an unleveraged positive return if the final basket value is less than or equal to the initial basket value but is greater than or equal to the trigger level.
Upside Scenario	The final basket value is greater than or equal to the initial basket value and, at maturity, the securities pay the stated principal amount of $10 plus a return equal to the greater of the basket percent change and the upside payment of $4.725 (147.25% of the stated principal amount) per $10 stated principal amount security.
Absolute Return Scenario	The final basket value is less than the initial basket value but is greater than or equal to the trigger level, which is 80% of the initial index value. In this case, the securities pay a 1% positive return for each 1% negative return of the basket. For example, if the final basket value is 5% less than the initial basket value, the securities will provide a total positive return of 5% at maturity. The maximum return you may receive in this scenario is a positive 20% return at maturity.
Downside Scenario	The final basket value is less than the trigger level. In this case, the securities pay an amount that is over 20% less than the stated principal amount and this decrease will be by an amount that is proportionate to the percentage decline in the final basket value from the initial basket value. (Example: if the basket decreases in value by 30%, the securities will pay an amount that is less than the stated principal amount by 30%, or $7 per $10 stated principal amount security.)

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JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Based on the Performance of an Equally-Weighted Basket of Four Indices due September 27, 2022

Principal at Risk Securities

How the Dual Directional Trigger Jump Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$10 per $10 stated principal amount security
Upside payment:	$4.725 (47.25% of the stated principal amount) per $10 stated principal amount security
Trigger level:	80% of the initial basket value

Dual Directional Trigger Jump Securities Payoff Diagram

How it works

▪	Upside Scenario. If the final basket value is greater than or equal to the initial basket value, for each $10 principal amount security, investors will receive the $10 stated principal amount plus the greater of (a) $10 × basket percent change and (b) the upside payment. Under the terms of the securities, in the payoff diagram, an investor would receive the payment at maturity of $14.725 per $10 stated principal amount security if the basket percent change is no more than 47.25% and would receive $10 plus an amount that represents a 1-to-1 participation in the appreciation of the basket if the basket percent change is greater than 47.25%.
▪	For example, if the basket appreciates 5%, investors will receive a 47.25% return, or $14.725 per $10 stated principal amount security.
▪	For example, if the basket appreciates 60%, investors will receive a 60% return, or $16.00 per $10 stated principal amount security.
▪	Absolute Return Scenario. If the final basket value is less than the initial basket value but is greater than or equal to the trigger level, investors will receive a 1% positive return on the securities for each 1% negative return of the basket.
▪	For example, if the basket depreciates 5%, investors will receive a 5% return, or $10.50 per $10 stated principal amount security.

The maximum return you may receive in this scenario is a positive 20% return at maturity.

▪	Downside Scenario. If the final basket value is less than the trigger level, investors will receive an amount that is significantly less than the stated principal amount by an amount proportionate to the percentage decrease of the final basket value from the initial basket value. This amount will be less than 80% of the stated principal amount per $10 stated principal amount security.
▪	For example, if the basket depreciates 50%, investors will lose 50% of their principal and receive only $5 per $10 stated principal amount security at maturity, or 50% of the stated principal amount.

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JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Based on the Performance of an Equally-Weighted Basket of Four Indices due September 27, 2022

Principal at Risk Securities

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

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JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Based on the Performance of an Equally-Weighted Basket of Four Indices due September 27, 2022

Principal at Risk Securities

Hypothetical Payouts on the Securities at Maturity

Below are four examples of how to calculate the payment at maturity based on the hypothetical values of the underlying indices in the respective tables below. The following hypothetical examples are provided for illustrative purposes only. Actual results may vary.

The hypothetical initial index value of each underlying index of 100.00 has been chosen for illustrative purposes only and does not represent the actual initial index value of any underlying index.  The actual initial index value of each underlying index is the closing level of that underlying index on the pricing date and is specified on the cover of this pricing supplement.  For historical data regarding the actual closing levels of each underlying index, please see the historical information set forth under “Basket Overview” in this pricing supplement.

Example 1:  The final basket value is greater than or equal to the initial basket value, and the payment at maturity is equal to the hypothetical upside payment.

Underlying index	Basket weightings	Hypothetical initial index value	Hypothetical final index value	Index return
HSCEI Index	25%	100.00	102.50	+2.50%
KOSPI2 Index	25%	100.00	102.50	+2.50%
TAMSCI Index	25%	100.00	102.50	+2.50%
SIMSCI Index	25%	100.00	102.50	+2.50%

Basket percent change = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(102.50 – 100.00) / 100.00] × 25% = 0.625%
[(102.50 – 100.00) / 100.00] × 25% = 0.625%
[(102.50 – 100.00) / 100.00] × 25% = 0.625%
[(102.50 – 100.00) / 100.00] × 25% = 0.625%
0.625% + 0.625% + 0.625% + 0.625% = 2.50%

Final basket value	=	100 × (1 + 2.50%), which equals 102.50

Basket percent change	=	(102.50 – 100) / 100, which equals 2.50%

Because $10 times the basket percent change ($0.25) is less than or equal to the upside payment of $4.725, the payment at maturity per $10 stated principal amount security will equal $10 plus the upside payment of $4.725 for a payment at maturity of $14.725 per $10 stated principal amount security.

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JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Based on the Performance of an Equally-Weighted Basket of Four Indices due September 27, 2022

Principal at Risk Securities

Example 2: The final basket value is greater than the initial basket value, and the payment at maturity is greater than the hypothetical upside payment at maturity.

Underlying index	Basket weightings	Hypothetical initial index value	Hypothetical final index value	Index return
HSCEI Index	25%	100.00	160.00	+60.00%
KOSPI2 Index	25%	100.00	160.00	+60.00%
TAMSCI Index	25%	100.00	160.00	+60.00%
SIMSCI Index	25%	100.00	160.00	+60.00%

Basket percent change = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(160.00 – 100.00) / 100.00] × 25% = 15.00%
[(160.00 – 100.00) / 100.00] × 25% = 15.00%
[(160.00 – 100.00) / 100.00] × 25% = 15.00%
[(160.00 – 100.00) / 100.00] × 25% = 15.00%
15.00% + 15.00% + 15.00% + 15.00% = 60.00%

Final basket value	=	100 × (1 + 60%), which equals 160

Basket percent change	=	(160 – 100) / 100, which equals 60%

Because $10 times the basket percent change ($6.00) is greater than the upside payment of $4.725, the payment at maturity per $10 stated principal amount security will equal $10 plus the product of $10 and the basket percent change or:

$10 + ($10 × 60%) = $16.00

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JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Based on the Performance of an Equally-Weighted Basket of Four Indices due September 27, 2022

Principal at Risk Securities

Example 3: The final basket value is less than the initial basket value but is not less than the trigger level.

Underlying index	Basket weightings	Hypothetical initial index value	Hypothetical final index value	Index return
HSCEI Index	25%	100.00	90.00	-10.00%
KOSPI2 Index	25%	100.00	90.00	-10.00%
TAMSCI Index	25%	100.00	90.00	-10.00%
SIMSCI Index	25%	100.00	90.00	-10.00%

Basket percent change = (final basket value – initial basket value) / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(90.00 – 100.00) / 100.00] × 25% = -2.50%
[(90.00 – 100.00) / 100.00] × 25% = -2.50%
[(90.00 – 100.00) / 100.00] × 25% = -2.50%
[(90.00 – 100.00) / 100.00] × 25% = -2.50%
-2.50% + -2.50% + -2.50% + -2.50% = -10.00%

Final basket value	=	100 × [1 + (-10%)], which equals 90

Basket percent change	=	(90 – 100) / 100, which equals -10%

Absolute basket return	=	absolute value of the basket percent change

Trigger level	=	80

Although the final basket value is less than the initial basket value, because the final basket value is greater than or equal to the trigger level, the payment at maturity per $10 stated principal amount security will equal (a) $10 plus (b) (i) $10 times (ii) the absolute basket return or:

$10 + ($10 × 10%) = $11.00

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JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Based on the Performance of an Equally-Weighted Basket of Four Indices due September 27, 2022

Principal at Risk Securities

Example 4: The final basket value is less than the initial basket value and has decreased below the trigger level.

Underlying index	Basket weightings	Hypothetical initial index value	Hypothetical final index value	Index return
HSCEI Index	25%	100.00	20.00	-80.00%
KOSPI2 Index	25%	100.00	40.00	-60.00%
TAMSCI Index	25%	100.00	100.00	0.00%
SIMSCI Index	25%	100.00	40.00	-60.00%

Basket performance factor = final basket value / initial basket value

Initial basket value = 100

Final basket level = 100 × [1 + sum of (index return of each underlying index × basket weighting of that underlying index)]

Using the hypothetical values above, the sum of the index return of each underlying index times the basket weighting of that underlying index:

[(20.00 – 100.00) / 100.00] × 25% = -20.00%
[(40.00 – 100.00) / 100.00] × 25% = -15.00%
[(100.00 – 100.00) / 100.00] × 25% = 0.00%
[(40.00 – 100.00) / 100.00] × 25% = -15.00%
-20.00% + -15.00% + 0.00% + --15.00% = -50.00%

Final basket value	=	100 × (1 + (-50%)), which equals 50

Basket performance factor	=	50 / 100, which equals 50%

Trigger Level	=	80

Because the final basket value is less than the trigger level, in this example, the payment at maturity per $10 stated principal amount security will equal $10 times the basket performance factor or:

($10 × 50%) = $5.00

The payment at maturity per $10 stated principal amount security will be $5.00, which is less than the stated principal amount by an amount that is proportionate to the percentage decline in the basket.

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JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Based on the Performance of an Equally-Weighted Basket of Four Indices due September 27, 2022

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying product supplement and the accompanying underlying supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the trigger level (which is 80% of the initial basket value), the absolute return feature will no longer be available and the payment at maturity will be an amount in cash that is over 20% less than the stated principal amount of each securities, and this decrease will be by an amount that is proportionate to the decrease in the value of the basket and may be zero. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire initial investment in the securities.
▪	Your ability to receive the upside payment may terminate on the valuation date. If the final basket value is less than the initial basket value, you will not be entitled to receive the upside payment at maturity. Under these circumstances, you may lose some or all of your principal amount at maturity.
▪	Your maximum downside gain on the securities is limited by the trigger level. If the final basket value is less than the initial basket value and greater than or equal to the trigger level, you will receive at maturity $10 plus a return equal to the absolute basket return, which will reflect a 1% positive return for each 1% negative return on the basket, subject to an effective limit of 20%. Because you will not receive a positive return if the basket has depreciated below the trigger level, your maximum downside payment will be $12.00 per $10.00 stated principal amount security.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the final basket value and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to any underlying index or calculation of the final index value of any underlying index in the event of a discontinuation or material change in method of calculation of that underlying index, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial

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JPMorgan Chase Financial Company LLC

Dual Directional Trigger Jump Based on the Performance of an Equally-Weighted Basket of Four Indices due September 27, 2022

Principal at Risk Securities

returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	The benefit provided by the trigger level may terminate on the valuation date. If the final basket value is less than the trigger level, the benefit provided by the trigger level will terminate and you will be fully exposed to any depreciation of the basket.
▪	Correlation (or lack of correlation) of performances among the underlying indices may reduce the performance of the basket, and changes in the values of the underlying indices may offset each other. The securities are linked to an equally weighted basket consisting of the underlying indices. Movements and performances of the underlying indices may or may not be correlated with each other. At a time when the value of one or more of the underlying indices increases, the values of the other underlying indices may not increase as much or may decline. Therefore, in calculating the final basket value, increases in the value of one or more of the underlying indices may be moderated, or more than offset, by the lesser increases or declines in the values of the other underlying indices. High correlation of movements in the values of the underlying indices during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the final basket value will be greater than the initial basket value.
▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities

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during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing levels of the underlying indices, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of the underlying indices and the basket;
o	the time to maturity of the securities;
o	the dividend rates on the equity securities included in the underlying indices;
o	the actual and expected positive or negative correlation among the underlying indices, or the actual and expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the underlying indices trade and the correlation among those rates and the values of the underlying indices; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Investing in the securities is not equivalent to investing in the basket or the underlying indices. Investing in the securities is not equivalent to investing in the basket, the underlying indices or their component stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying index.
▪	Adjustments to any underlying index could adversely affect the value of the securities. The publisher for any underlying index may discontinue or suspend calculation or publication of that underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to any discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.
▪	The securities are subject to risks associated with securities issued by non-U.S. companies. The equity securities included in each of the underlying indices have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with

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the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.

▪	The securities are subject to risks associated with emerging markets with respect to the HSCEI Index and the TAMSCI Index. The equity securities included in the HSCEI Index and the TAMSCI Index have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	The securities are not directly exposed to fluctuations in foreign exchange rates with respect to the HSCEI Index and the KOSPI2 Index. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the equity securities included in the HSCEI Index and the KOSPI2 Index are based, although any currency fluctuations could affect the performance of these underlying indices. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in any payment on the securities.
▪	The securities are subject to currency exchange risk with respect to the TAMSCI Index and the SIMSCI Index. Because the prices of the equity securities included in the TAMSCI Index and the SIMSCI Index are converted into U.S. dollars for the purposes of calculating the values of these underlying indices, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which securities included in the TAMSCI Index and the SIMSCI Index are traded. Your net exposure will depend on the extent to which the currencies in which securities included in the TAMSCI Index and the SIMSCI Index are traded strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against the currencies in which securities included in the TAMSCI Index or the SIMSCI Index are traded, the value of the TAMSCI Index or the SIMSCI Index, as applicable, will be adversely affected and the amount we pay you at maturity may be reduced. Of particular importance to potential currency exchange risk are:
o	existing and expected rates of inflation;
o	existing and expected interest rate levels;
o	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;
o	political, civil or military unrest in the countries issuing those currencies and the United States; and
o	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the values of the underlying indices and, as a result, could decrease the amount an investor may receive on the securities at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial index value of an underlying index and, therefore, could potentially increase the value that the final index value of an underlying index

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must reach before you receive a payment at maturity that exceeds the issue price of the securities or so that you do not suffer a loss on your initial investment in the securities. Additionally, these hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the final basket value and, accordingly, the amount of cash an investor will receive at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the securities ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

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Basket Overview

The basket is an equally weighted basket composed of four indices.

Underlying indices

The Hang Seng China Enterprises Index. The Hang Seng China Enterprises Index is a free-float adjusted market capitalization weighted stock market index and measures the performance of certain H-share companies that have their primary listing on the main board of the Stock Exchange of Hong Kong.  H-shares are Hong Kong-listed shares, traded in Hong Kong dollars, of a company incorporated in the Chinese mainland.  The Hang Seng China Enterprises Index includes 40 constituent stocks. For additional information on the Hang Seng China Enterprises Index, see Annex A in the this pricing supplement.

The KOSPI 200 Index. The KOSPI 200 Index is a free-float adjusted market capitalization-weighted index of 200 common stocks listed on the KOSPI Market, a benchmark stock market of Korea.  The constituent stocks are selected on the basis of such criteria as market capitalization, industry representation and trading value.  For additional information about the KOSPI 200 Index, see Annex B in the this pricing supplement.

The MSCI Taiwan Index. The MSCI Taiwan Index is a free-float adjusted market capitalization index that is designed to measure the large- and mid-cap segments of the Taiwanese equity market. For additional information about the MSCI Taiwan Index, see “Equity Index Descriptions — The MSCI Indices” in the accompanying underlying supplement.

The MSCI Singapore Free Index. The MSCI Singapore Free Index is a free-float adjusted market capitalization index that is designed to measure the large- and mid-cap segments of the Singaporean equity market and uses “foreign” prices instead of local prices when available. For additional information about the MSCI Singapore Free Index, see “Equity Index Descriptions — The MSCI Indices” in the accompanying underlying supplement, as supplemented by the following sentence. For purposes of the accompanying underlying supplement, all references to the MSCI Singapore Index is deemed to refer to the MSCI Singapore Free Index.

Underlying index information as of September 22, 2017
	Bloomberg Ticker Symbol	Current Value	52 Weeks Ago	52 Week High	52 Week Low	Basket weighting
The Hang Seng China Enterprises Index	HSCEI	11,109.00	9,893.80 (on 9/22/2016)	11,374.46 (on 8/30/2017)	9,181.75 (on 12/23/2016)	25%
The KOSPI 200 Index	KOSPI2	316.71	258.34 (on 9/22/2016)	322.01 (on 7/24/2017)	249.20 (on 11/15/2016)	25%
The MSCI Taiwan Index	TAMSCI	389.86	345.33 (on 9/22/2016)	399.59 (on 8/8/2017)	334.51 (on 11/15/2016)	25%
The MSCI Singapore Free Index	SIMSCI	359.00	313.08 (on 9/22/2016)	375.22 (on 7/27/2017)	306.39 (on 11/4/2016)	25%

The following graph is calculated to show the performance of the basket during the period from January 3, 2012 through September 22, 2017, assuming the underlying indices are weighted as set out above such that the initial basket value was 100 on January 3, 2012 and illustrates the effect of the offset and/or correlation among the underlying indices during that period. The graph does not take into account the upside payment or absolute basket return on the securities, nor does it attempt to show your expected return on an investment in the securities. You cannot predict the future performance of any underlying index or of the basket as a whole, or whether increases in the value of any underlying index will be offset by decreases in the values of the other underlying indices. The historical value performance of the basket and the degree of correlation between the value trends of the underlying indices (or lack thereof) should not be taken as an indication of its future performance.

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Historical Basket Performance January 3, 2012 through September 22, 2017

The following graphs set forth the official daily values for each of the underlying indices for the period from January 3, 2012 (with respect to the HSCEI Index) or January 2, 2012 (with respect to the KOSPI2 Index, the TAMSCI Index and the SIMSCI Index) through September 22, 2017. The related tables set forth the published high and low, as well as end-of-quarter, closing levels for each respective underlying index for each quarter in the same period. We obtained the closing level information above and the information in the tables and graphs from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical values and historical performance of the underlying indices should not be taken as an indication of future performance, and no assurance can be given as to the closing levels of the underlying indices and basket closing value on the valuation date. There can be no assurance that the basket will appreciate over the term of the securities so that you do not suffer a loss on your initial investment in the securities.

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Historical Performance of the Hang Seng China Enterprises Index January 3, 2012 through September 22, 2017

License Agreement. An affiliate of JPMorgan Chase & Co. expects to enter into an agreement with Hang Seng Indexes Company Limited providing it and certain of its affiliates or subsidiaries with a non-exclusive license and, for a fee, with the right to use the Hang Seng China Enterprises Index, which is owned and published by Hang Seng Indexes Company Limited.  For more information, see “Licensing Agreement” in Annex A in this pricing supplement.

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Hang Seng China Enterprises Index	High	Low	Period End
2012
First Quarter	11,826.76	9,987.33	10,640.16
Second Quarter	11,145.96	9,336.38	9,574.84
Third Quarter	9,962.17	9,020.34	9,831.62
Fourth Quarter	11,436.16	9,828.22	11,436.16
2013
First Quarter	12,215.03	10,740.05	10,896.22
Second Quarter	11,347.41	8,871.28	9,311.44
Third Quarter	10,769.54	8,900.25	10,316.12
Fourth Quarter	11,548.07	10,177.82	10,816.14
2014
First Quarter	10,709.34	9,203.07	10,075.10
Second Quarter	10,522.13	9,655.56	10,335.03
Third Quarter	11,408.67	10,310.40	10,310.40
Fourth Quarter	12,019.75	10,185.55	11,984.69
2015
First Quarter	12,346.09	11,417.34	12,346.09
Second Quarter	14,801.94	12,537.28	12,981.23
Third Quarter	12,784.65	9,103.22	9,405.50
Fourth Quarter	10,747.68	9,308.00	9,661.03
2016
First Quarter	9,311.18	7,505.37	9,003.25
Second Quarter	9,248.40	8,243.20	8,712.89
Third Quarter	10,057.97	8,503.14	9,581.93
Fourth Quarter	9,947.10	9,181.75	9,394.87
2017
First Quarter	10,644.15	9,440.99	10,273.67
Second Quarter	10,666.43	9,926.26	10,365.22
Third Quarter (through September 22, 2017)	11,374.46	10,214.58	11,109.00

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Historical Performance of the KOSPI 200 Index January 2, 2012 to September 22, 2017

License Agreement. An affiliate of JPMorgan Chase & Co. expects to enter into a non-exclusive license agreement with Korea Exchange or its successor related to licensing matters providing for the license to us, and certain of our affiliated or subsidiary companies, of the right to use the KOSPI 200 Index, which is owned and published by Korea Exchange, in connection with certain securities, including the securities.  For more information, see “Licensing Agreement” in Annex B in this pricing supplement.

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KOSPI 200 Index	High	Low	Period End
2012
First Quarter	270.71	238.02	266.58
Second Quarter	272.46	235.85	244.90
Third Quarter	265.02	233.49	262.49
Fourth Quarter	265.79	243.45	263.92
2013
First Quarter	269.16	254.00	263.39
Second Quarter	262.27	231.52	242.27
Third Quarter	263.86	235.12	260.91
Fourth Quarter	271.44	257.90	264.24
2014
First Quarter	258.41	245.30	258.11
Second Quarter	263.42	252.35	260.56
Third Quarter	271.17	256.72	256.77
Fourth Quarter	254.24	239.84	244.05
2015
First Quarter	259.16	239.93	257.28
Second Quarter	272.59	248.49	252.27
Third Quarter	255.50	221.53	236.71
Fourth Quarter	252.33	237.15	240.38
2016
First Quarter	246.54	223.81	245.86
Second Quarter	250.19	237.65	244.14
Third Quarter	260.93	241.86	257.49
Fourth Quarter	262.59	249.20	260.01
2017
First Quarter	283.84	260.36	280.64
Second Quarter	312.56	275.49	311.76
Third Quarter (through September 22, 2017)	322.01	302.72	316.71

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Historical Performance of the MSCI Taiwan Index January 2, 2012 through September 22, 2017

450
400
350
300
250
200
150
100
50
0
Price ($)
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17

Source: Bloomberg

License Agreement. JPMorgan Chase & Co. or its affiliate has entered into an agreement with MSCI Inc. providing it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the MSCI Taiwan Index, which is owned and published by MSCI Inc., in connection with certain securities, including the securities. For more information, see “Equity Index Descriptions — The MSCI Indices — License Agreement” in the accompanying underlying supplement.

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MSCI Taiwan Index	High	Low	Period End
2012
First Quarter	289.06	250.00	283.74
Second Quarter	281.12	245.27	259.98
Third Quarter	277.18	245.68	275.00
Fourth Quarter	280.99	255.13	276.64
2013
First Quarter	289.98	273.59	284.28
Second Quarter	302.84	272.58	289.37
Third Quarter	294.78	274.63	287.84
Fourth Quarter	303.37	284.54	302.66
2014
First Quarter	312.66	288.24	312.66
Second Quarter	337.36	313.43	337.36
Third Quarter	348.17	324.83	324.83
Fourth Quarter	343.54	313.60	343.17
2015
First Quarter	362.09	331.83	353.20
Second Quarter	370.01	343.32	348.99
Third Quarter	350.92	277.16	302.52
Fourth Quarter	328.12	295.82	305.49
2016
First Quarter	324.32	278.00	322.42
Second Quarter	323.94	293.64	321.62
Third Quarter	347.75	317.69	342.15
Fourth Quarter	353.72	334.51	344.19
2017
First Quarter	369.57	345.36	362.21
Second Quarter	397.10	357.58	391.74
Third Quarter (through September 22, 2017)	399.59	386.52	389.86

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Historical Performance of the MSCI Singapore Free Index January 2, 2012 through September 22, 2017

License Agreement. JPMorgan Chase & Co. or its affiliate has entered into an agreement with MSCI Inc. providing it and certain of its affiliates or subsidiaries, including JPMorgan Financial, with a non-exclusive license and, for a fee, with the right to use the MSCI Singapore Free Index, which is owned and published by MSCI Inc., in connection with certain securities, including the securities. For more information, see “Equity Index Descriptions — The MSCI Indices — License Agreement” in the accompanying underlying supplement.

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MSCI Singapore Free Index	High	Low	Period End
2012
First Quarter	350.43	301.77	348.40
Second Quarter	348.16	309.34	332.14
Third Quarter	355.29	335.39	351.40
Fourth Quarter	361.33	332.38	359.30
2013
First Quarter	375.72	359.30	375.07
Second Quarter	390.13	343.55	354.14
Third Quarter	373.25	342.96	361.62
Fourth Quarter	372.47	351.84	364.79
2014
First Quarter	364.79	337.88	359.40
Second Quarter	375.83	360.01	370.85
Third Quarter	386.08	368.97	370.16
Fourth Quarter	381.03	355.52	380.73
2015
First Quarter	387.38	370.04	385.83
Second Quarter	398.52	368.81	373.00
Third Quarter	378.65	311.33	312.33
Fourth Quarter	345.81	311.41	322.70
2016
First Quarter	328.33	283.69	321.05
Second Quarter	334.20	303.17	317.08
Third Quarter	326.58	308.05	315.17
Fourth Quarter	331.37	306.39	320.21
2017
First Quarter	351.19	320.21	350.58
Second Quarter	362.93	344.25	358.96
Third Quarter (through September 22, 2017)	375.22	356.59	359.00

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Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and it falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 100 securities
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”

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Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, your securities should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Withholding under legislation commonly referred to as “FATCA” may (if the securities are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the securities, as well as to payments of gross proceeds of a taxable disposition, including redemption at maturity, of a securities. However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as interest) with respect to dispositions occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the securities.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the securities Work” in this document for an illustration of the risk-return profile of the securities and “Basket Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each securities.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

We expect that delivery of the securities will be made against payment for the securities on or about the original issue date set forth on the front cover of this document, which will be the third business day following the pricing date of the securities (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a

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failed settlement and should consult their own advisors.
Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2016, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2016.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-I dated June 3, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

• Underlying supplement no. 1-I dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

• Prospectus supplement and prospectus, each dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

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Annex A

The Hang Seng China Enterprises Index

All information contained in this pricing supplement regarding the Hang Seng China Enterprises Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Hang Seng Indexes Company Limited (“HSICL”), a wholly owned subsidiary of Hang Seng Bank. The Hang Seng China Enterprises Index is calculated, maintained and published by HSICL. HSICL has no obligation to continue to publish, and may discontinue publication of, the Hang Seng China Enterprises Index.

The Hang Seng China Enterprises Index is reported by Bloomberg L.P. under the ticker symbol “HSCEI.”

The Hang Seng China Enterprises Index was first calculated and published on August 8, 1994, one year after the first H-share company was listed on the Stock Exchange of Hong Kong (“HKEx”). H-shares are Hong Kong-listed shares, traded in Hong Kong dollars, of a company incorporated in the Chinese mainland. The Hang Seng China Enterprises Index is a free-float adjusted market capitalization weighted stock market index and measures the performance of certain H-share companies that have their primary listing on the main board of the HKEx. The Hang Seng China Enterprises Index includes 40 constituent stocks. The Hang Seng China Enterprises Index is calculated and disseminated real-time every 2 seconds during the trading hours on each trading day of HKEx, based on the calendar of the HKEx.

Index Composition

Defining the Eligible Stocks

Only H-share companies with a primary listing on the main board of HKEx are eligible to be included in the Hang Seng China Enterprises Index. Stocks that are secondary listings, preference shares, debt securities, mutual funds and other derivatives are excluded. In addition, to be eligible for selection in the Hang Seng China Enterprises Index, a stock: (1) should be listed for at least one month, starting from the listing date to the review cut-off date (both dates inclusive); and (2) must satisfy the turnover requirements. To be added to the Hang Seng China Enterprises Index, a stock must have a turnover velocity of at least 0.1% for at least 10 out of the past 12 months and for each of the most recent three months. Turnover velocity is calculated by dividing the median of the daily traded shares during a specific calendar month by the free float-adjusted issued shares at the end of that month. Stocks that are already included in the Hang Seng China Enterprises Index must have a turnover velocity of at least 0.1% for at least 10 out of the past 12 months. If a constituent fails to meet the turnover requirement as mentioned above, a supplementary turnover test will be applied for those months in which velocity is less than 0.1%:

•	calculate the monthly aggregate turnover of the constituent; and
•	if the monthly aggregate turnover is among the top 90th percentile of the total market, the constituent passes the monthly turnover test for that month.

The constituent will be regarded as meeting the turnover requirement if the turnover requirement is fulfilled after applying the supplementary turnover test above. Total market includes securities primarily listed on the Main Board of the HKEx, excluding securities that are secondary listings, foreign companies, preference shares, debt securities, mutual funds and other derivatives.

For a stock with a trading history of less than 12 months or a stock that has transferred from Growth Enterprise Market (“GEM”) to the Main Board in the past 12 months before the data review cut-off date, the following requirements replace those above.

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Trading Record	Measurements
< 6 months	1) attain a minimum velocity of 0.1% for all trading months
≥ 6 months

1) cannot have more than one month in which stock has failed to attain a velocity of at least 0.1%; and

2) for the latest three months, stock needs to have attained 0.1% for all trading months if it is not an existing constituent.

Stocks transferred from GEM to the Main Board will be treated as new issues. For existing constituents, the supplementary turnover test as described above also applies.

For a stock which has been suspended for any complete month(s) during the past 12 months before the review cut-off date, the relevant month(s) will be excluded from the velocity calculation. The stock should meet the requirements as described above.

Selecting the Index Companies

The Hang Seng China Enterprises Index is reviewed quarterly with data cut-off dates as of the end of March, June, September and December each year. From the eligible stocks, final selections are made using the following methodology:

(1)	all eligible stocks are ranked by (i) full market capitalization, in terms of average month-end market capitalization in the past 12 months (or for stocks with a listing of less than 12 months, in terms of the average month-end market capitalization since listing) and (ii) free float-adjusted market capitalization, in terms of 12-month average market capitalization after free float adjustment;
(2)	the combined market capitalization ranking for each eligible stock is determined as the weighted average of the full market capitalization ranking and the free float-adjusted market capitalization ranking, where each rank has a 50% weight; and
(3)	the 40 stocks that have the highest combined market capitalization ranking are selected as the constituents of Hang Seng China Enterprises Index, subject to the buffer zone rule as described below.

Constituents failing to meet the turnover requirements as described above will be removed from the Hang Seng China Enterprises Index.

Buffer Zone and Effective Date

Existing constituents ranked 49th or lower will be removed from the Hang Seng China Enterprises Index while non-constituent stocks ranked 32nd or above will be included. In case the number of incoming stocks is greater than the number of outgoing constituents, constituents with the lowest combined market capitalization rank will be removed from the Hang Seng China Enterprises Index in order to maintain the number of constituents at 40. If the number of incoming stocks is smaller than the number of outgoing constituents, stocks with the highest combined market capitalization rank will be added to the Hang Seng China Enterprises Index in order to maintain the number of constituents at 40.

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Effective dates of constituent changes will be the next trading day after the first Friday of March, June, September and December. If that Friday falls on a public holiday, it will be postponed to the next Friday, subject to the final decision made by HSICL. Under normal circumstances, at least seven trading days’ notice will be given for any constituent changes before the effective dates.

Trading Suspension

Whether to remove a suspended constituent from the Hang Seng China Enterprises Index and replace it with an appropriate candidate will be determined in the regular index review. Should a suspended constituent be removed from the Hang Seng China Enterprises Index, its last traded price may be adjusted down to the system lowest price, i.e., HK$0.0001 in the security’s price currency, or an official residual price (if available) for index calculation on the trading day preceding the effective date of the constituent changes.

High Shareholding Concentration

Companies that are the subject of a Securities and Futures Commission High Shareholding Concentration notice will not be eligible for inclusion in the Hang Seng China Enterprises Index.

Index Calculation

The calculation methodology of the Hang Seng China Enterprises Index is a free float-adjusted market capitalization weighting methodology with a 10% cap on individual stocks. The Hang Seng China Enterprises Index is a price index without adjustment for cash dividends or warrant bonuses.

The formula for the index calculation is shown below:

Current Index	=	Current Aggregate Free float-adjusted Market Capitalization of Constituents	×	Yesterday’s Closing Index
Yesterday’s Aggregate Free float-adjusted Market Capitalization of Constituents

=	S (Pt x IS x FAF x CF)	×	Yesterday’s Closing Index
S (Pt-1 x IS x FAF x CF)

where:

Pt	:	current price at day t;
Pt-1	:	closing price at day t-1;
IS	:	number of issued shares (in the case of H-share constituents, only the H-share portion is taken into calculation);
FAF	:	free float-adjusted factor, which is between 0 and 1; and
CF	:	capping factor, which is between 0 and 1.

Free-float Adjustments. Shares held by any entities (excluding custodians, trustees, mutual funds and investment companies) that control more than 5% of the shareholdings would be considered as non-free float and are excluded from the index calculation. These include strategic holdings (holdings by governments and affiliated entities or any other entities that hold substantial shares in the company would be considered as non-free float unless otherwise proved), directors’ and management holdings (holdings by directors, members of the board committee, principal officers or founding members), corporate cross holdings (holdings by publicly traded companies or private firms or institutions) and lock-up shares (shareholdings with a publicly disclosed lock-up arrangement).

The free float-adjusted factor represents the proportion of shares that is free-floated as a percentage of the issued shares. The free float-adjusted factor is rounded up to the nearest 1% if it is less than 10%; otherwise, it

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is rounded to the nearest 5%. For companies with more than one class of shares, the free float-adjusted factor is calculated separately for each class of shares.

Cap Factor. A cap factor is calculated quarterly, such that no individual constituent in an Index will have a weighting exceeding a cap level of 10% on the index capping date. Since the excessive weight will be distributed among other uncapped constituents, it is possible that weightings of other constituents will exceed the cap limit after downsizing the largest component. Therefore, the capping process will be repeated until all constituents are confined to the weighting rule of the corresponding index.

Changes in constituent underlying data due to corporate actions will be taken into account in the capping exercise if: (a) there is no uncertainty about the corporate action; and the corporate action will take effect on or before the cap factor effective date.

Index Rebalancing. The update of the issued shares, adjustment of the free float-adjusted factor and calculation of the cap factor are undertaken quarterly. The regular rebalancing is usually implemented after market close on the first Friday in March, June, September and December, and comes into effect on the next trading day. In addition, the issued shares will be updated simultaneously with the index adjustment for corporate actions, such as bonus issues, rights issues, stock splits and stock consolidations. Ad hoc rebalancing will be conducted if a constituent’s issued shares and/or free float-adjusted factor is substantially different from the production data. The Hang Seng China Enterprises Index will also be recapped in the event of constituent changes if the newly added component weighs higher than the index cap level.

Corporate Actions and Adjustments

In the event of corporate actions, the Hang Seng China Enterprises Index will be adjusted in order to maintain continuity. A minimum notice period of two trading days prior to the implementation will be given to index users for any index changes resulted from corporate actions. The below table lists out our general practices for handling different corporate actions.

	Event	Description		Adjustment
			Issued Shares (“IS”)	Closing Price (“P”)	Divisor (“D”)
(a)	Subdivision of Shares/ Split	X existing share(s) to be subdivided into Y subdivided share(s)	ISadjusted = ISbefore * Y / X	Padjusted = Pbefore * X / Y	↔
(b)	Consolidation/ Reverse Split	X existing shares to be consolidated into Y consolidated share(s)	ISadjusted = ISbefore * Y / X	Padjusted = Pbefore * X / Y	↔
(c)	Cash Dividend/ Distribution	Dividend/ distribution in cash

No adjustment will be made to the price index. Instead, the cash dividend or distribution will be reflected in the total return index counterpart as reinvestment on the ex-date.

Note:

(i)    Besides normal cash dividends, the following types of dividends are also considered as cash dividend equivalents

-    Cash dividends with scrip option;

-    Scrip dividends with cash option; and

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-    Scrip dividends with a preannounced cash value.

(ii) If new shares allotted from bonus, rights issues, etc. have a dividend disadvantage (i.e. the new shares receive a different dividend amount from that paid on the old shares), the dividend amount used in the index calculation will also be adjusted accordingly.

(iii) For late dividend (a dividend that is known only after the ex-date), no adjustment will be made to the price index. Instead, the cash dividend or distribution will be reflected in the total return index counterpart as reinvestment on the payment date.

(d)	Bonus/ Stock Dividend	X bonus share(s) for holding of every Y existing share(s)	ISadjusted = ISbefore * (X + Y) / Y	Padjusted = Pbefore * Y / (X+Y)	↔
(e)	Listed non-cash Distribution	Dividend/ Distribution in specie of X share(s) in Company A for holding of every Y existing share(s) of Company B	↔	Padjusted = Pbefore – (Pdistribution * X / Y)	↓
(f)	To-be-listed non-cash Distribution	X share(s)/ unit(s) of the distribution for holding of every Y existing shares

The price of the constituent will be suspended on the ex-date.

An estimated market value (based on the price drop of the constituent on the ex-date) will be added to the price index on the trading day after ex-date until the trading day before listing of the distributed instrument.

The distributed instrument will be added to the price index on its listing date and removed after market close. HSICL will have the discretion to defer the removal of the distributed instrument from the Hang Seng China Enterprises Index if the distribution is material.

Note:

To-be-listed non-cash distributions include stock dividend of another company, bonus warrant, etc.

(g)	Preferential Offer	Preferential offer of X share(s) in another unlisted company for holding of every Y share(s) at $Z per share	To avoid stock price estimation of any unlisted company, no adjustment will be made for preferential offer.

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(h)	Rights Issue/ Open Offer	X rights/ offer share(s) for holding of every Y existing share(s) at subscription price of $Z per rights/ offer share	ISadjusted = ISbefore * (X + Y) / Y	Padjusted = [(Pbefore * Y) + (X * Z)] / (X + Y)	↑
Note: Adjustment will not be made if Z is greater than the cum-rights closing price, unless the rights issue/ open offer is being fully underwritten.
(i)	Open Offer of Unlisted Securities	Open Offer of X share(s) of unlisted securities for holding of every Y share(s) at $Z per share

To avoid price estimation of any unlisted securities, no adjustment will be made for the open offer.

Note:

If price cannot be evaluated objectively, no adjustment will be made. However, if the unlisted securities is priced at an obvious discounted level, HSICL will analyze it on a case by case basis and reverse the right to make final decision.

(j)	Spin-off/ Demerger	Creation of a company through the sale or distribution of new shares of an existing business/ division of a parent company. A spin-off is a type of divestiture.

For index adjustment of listed and

to-be-listed non-cash distributions, please see above.

The newly spun-off/ detached entity will be considered inclusion into the index family according to regular schedule.

(k)	Merger and Acquisition	The combination of two or more constituents into one, through a mutual agreement or a tender offer.

The enlarged company will remain in the Hang Seng China Enterprises Index with a potential adjustment in its issued shares and weighting factors, subject to the terms of the transaction.

Example: Merger between China Unicom and China Netcom in Oct 2008.

(l)	Withdrawal of Listing	Delisting of a company. It might be resulted from privatization, takeover or other corporate actions.	The company in concern will be removed from the Hang Seng China Enterprises Index as soon as practicable.
(m)	Parallel Trading

Trading in a company’s shares under both a temporary stock code and the original stock code. Usually applied to securities which have undergone corporate actions such as consolidation, subdivision, change in board lot size or reorganization involving share exchange other than on a one-to-one basis.

The company in concern will be included in the Hang Seng China Enterprises Index using the temporary stock code during the period where the original stock code is not available.

Example: Temporary stock code change of Li & Fung (from 0494.HK to 2909.HK) during 19 May to 1 June 2011 after its share subdivision.

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License Agreement

An affiliate of JPMorgan Chase & Co. expects to enter into an agreement with Hang Seng Indexes Company Limited providing it and certain of its affiliates or subsidiaries with a non-exclusive license and, for a fee, with the right to use the Hang Seng China Enterprises Index, which is owned and published by Hang Seng Indexes Company Limited.

The Hang Seng China Enterprises Index (the “Index”) is published and compiled by Hang Seng Indexes Company Limited pursuant to a licenSe from Hang Seng Data Services Limited. The mark and name Hang Seng China Enterprises Index are proprietary to Hang Seng Data Services Limited. Hang Seng Indexes Company Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng China Enterprises Index by JPMORGAN CHASE & Co. and its affiliates in connection with THE SECURITIES (the “Product”), BUT NEITHER HANG SENG INDEXES COMPANY LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE INDEX) AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by Hang Seng Indexes Company Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HANG SENG INDEXES COMPANY LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE INDEX BY JPMORGAN CHASE & CO. and its affiliates IN CONNECTION WITH THE PRODUCT; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HANG SENG INDEXES COMPANY LIMITED IN THE COMPUTATION OF THE INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE PRODUCT OR ANY OTHER PERSON DEALING WITH THE PRODUCT AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HANG SENG INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the Product in any manner whatsoever by any broker, holder or other person dealing with the Product. Any broker, holder or other person dealing with the Product does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on Hang Seng Indexes Company Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and Hang Seng Indexes Company Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

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Annex B

The KOSPI 200 Index

All information contained in this pricing supplement regarding the KOSPI 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Korea Exchange (“KRX”). The KOSPI 200 Index is calculated, maintained and published by KRX. KRX has no obligation to continue to publish, and may discontinue publication of, the KOSPI 200 Index.

The KOSPI 200 Index is reported by Bloomberg L.P. under the ticker symbol “KOSPI2.”

The KOSPI 200 Index is a free-float adjusted market capitalization-weighted index of 200 common stocks listed on the KOSPI Market, a benchmark stock market of Korea. The constituent stocks are selected on the basis of such criteria as market capitalization, industry representation and trading value.

The KOSPI 200 Index is calculated using a free-float adjusted market capitalization weighted methodology. The KOSPI 200 Index has a base date of January 3, 1990 with a base index level of 100.

Composition of the KOSPI 200 Index

Selection Criteria

The index universe consists of all domestic common stocks listed on the KOSPI Market, excluding the equity securities listed below:

•	administrative issues and issues scheduled to be delisted;
•	real estate investment companies, ship investment companies and investment & financing companies;
•	new issues listed on the KOSPI Market for less than 1 year, excluding the cases listed below:
•	a new issue moving from the KOSDAQ Market whose listing period combined with its listing on the KOSDAQ Market is more than 1 year;
•	a newly included issue in the KOSPI 200 Index before the last business day of April by the special entry rule for a spin-off described below;
•	a newly included issue in the KOSPI 200 Index before the last business day of April by the fast entry rule for a new listing described below.
•	an issue whose free-float rate is under 10%

The stocks in the index universe are classified into the following eight industry sectors: (i) energy, (ii) materials, (iii) industrials, (iv) customer discretionary, (v) customer staples, (vi) healthcare, (vii) financials & real estate, (viii) information technology & telecommunication services and (ix) utilities.

The selection process is devised to maximize the market capitalization coverage of the KOSPI 200 Index to the KOSPI Market. The minimum target market capitalization coverage is approximately 80% of the KOSPI Market. The base date of the constituent selection process is the last trading day of April.

New constituents are selected in a 3-step process:

1.	Size Screen: Issues in each sector are sorted by 1 year averaged market capitalization and shortlisted as sector constituents until the cumulative sum of their market capitalization exceeds 80% of the sector’s total market capitalization.
2.	Liquidity Screen: An issue on the shortlist is examined whether it satisfies the liquidity requirement or not. If the 1 year averaged trading value of the issue is less than the lower 15 percentile of 1 year averaged trading values of all issues in the sector, then the issue is delisted from the shortlist. Instead, an unselected issue satisfying the liquidity condition is chosen to the shortlist in order of market capitalization.
3.	Buffer rules: For the sake of managing the turnover ratio of the index constituents at an appropriate level, buffer rules are applied to the selection process of each sector in an order listed below:

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a.	An issue that is an existing constituent remains as a constituent if the issue satisfies the liquidity condition and its market capitalization rank is less than or equal to 110% of the number of the existing constituents in the sector.
b.	An issue that is not an existing constituent is designated as a new constituent if the issue is a member of the shortlist and its market capitalization rank is less than or equal to 90% of the number of the existing constituents in the sector.
c.	If the number of the selected issues is more or less than 200 after applying both of two buffer rules stated above, KRX adds or excludes issues up to 200 by the method stated below:
i.	less than 200 issues: issues are added in descending order of market capitalization among unselected issues on the shortlist which meet the liquidity requirement irrespective of sector classification.
ii.	more than 200 issues: issues are excluded in ascending order of market capitalization among selected issues unless the number of constituents of each sector is less than 90% of current constituents of each sector.

If an issue whose rank of the last 15 trading days’ market capitalization as of the base date is higher than or equal to 50th in the whole KOSPI Market is not selected in the previous process, the issue will be chosen as a new constituent and the lowest market capitalization issue will be disqualified accordingly.

KRX selects 10 issues for each sector in order of market capitalization among the unselected issues as reserved issues. If any constituent happens to be excluded due to corporate events, the empty slot will be occupied by a reserved issue.

Maintenance

KRX reviews the KOSPI 200 Index annually in May. The stocks in the index universe are reviewed once a year to ensure that adequate market capitalization and liquidity are maintained. An index committee, consisting of independent professionals in the financial industry and academia, reviews the index constituents. The list is announced in early June and the effective date of the rebalancing is the trading day after the last trading day of the KOPSI 200 Index futures with the earliest expiration date. The dataset for the review is derived from May in the previous year to April in the current year.

A constituent is deleted from the KOSPI 200 Index when it is delisted from the KOSPI Market, designated as an administrative issue, or merged with another issue. Otherwise, KRX can remove constituents from the KOSPI 200 Index if it is considered to be ineligible for the index constituents. At the same time, a reserved issue in the corresponding sector is added to the KOSPI 200 Index.

The original company in the KOSPI 200 Index will be excluded on the trading day after the last trading day of the KOPSI 200 Index futures with the earliest expiration date which arrives first after resuming trade, if its market capitalization is lower than the lowest market capitalization issue in the KOSPI 200 Index. If the market capitalization rank of the spun-off company is within top 80% in the KOSPI 200 Index constituents by full market capitalization, the spun-off company will be included on its first trading day after listing.

If a new issue whose rank of 15 trading days’ market capitalization from its listing date is higher than or equal to 50th in the whole KOSPI Market, the issue is chosen as a new constituent and the lowest market capitalization issue is excluded. The related rebalancing is conducted on the trading day after the last trading day of the KOPSI 200 Index futures with the earliest expiration date which arrives first 15 days after the issue’s listing date; the expiration dates are the second Thursdays in March, June, September, and December.

License Agreement

An affiliate of JPMorgan Chase & Co. expects to enter into a non-exclusive license agreement with KRX or its successor relating to licensing matters providing for the license to us, and certain of our affiliated or subsidiary companies, of the right to use the KOSPI 200 Index, which is owned and published by KRX, in connection with certain securities, including the securities. The license agreement between KRX and JPMorgan Chase & Co. is expected to provide that the following language must be set forth in this pricing supplement:

KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI 200 INDEX OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI 200 INDEX OR ANY DATA INCLUDED THEREIN TO JPMORGAN

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Chase & Co. and its affiliates, PURCHASERS OF THE FINANCIAL PRODUCTS LINKED TO THE KOSPI 200 INDEX, OR ANY OTHER PERSON OR ENTITY THAT USES THE KOSPI 200 INDEX OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI 200 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

KRX makes no representation or warranty, express or implied, to the owners of the financial products linked to the KOSPI 200 Index or any member of the public regarding the advisability of investing in securities generally or in the products particularly or the ability of the KOSPI 200 Index to track general stock market performance (profitability). KRX’s only relationship to JPMorgan Chase & Co. and its affiliates is the licensing of certain trademarks and trade names of KRX and of the KOSPI 200 Index which is determined, composed and calculated by KRX without regard to JPMorgan Chase & Co. and its affiliates or the content of the securities. KRX has no obligation to take the needs of JPMorgan Chase & Co. and its affiliates or the owners of the financial products linked to KOSPI 200 Index into consideration in determining, composing or calculating the KOSPI 200 Index. KRX is not responsible for and has not participated in the determination of the timing of the issuance or sale of the derivative products linked to KOSPI 200 Index or in the determination or calculation of the equation by which the derivative products linked to KOSPI 200 Index is to be converted into cash. KRX has no obligation or liability to the owners of the financial products linked to KOSPI 200 Index in connection with the administration, marketing or trading of the securities. The disclaimers of KRX shall continue to be effective after the termination of the License Agreement with JPMorgan Chase & Co. and its affiliates.

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